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                          WAYNE HUMMER INVESTMENT TRUST
                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
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         This AGREEMENT made this 2nd day of April, 2002 by and between WAYNE
HUMMER INVESTMENT TRUST, a Massachusetts business trust (the "Fund"), and WAYNE HUMMER MANAGEMENT COMPANY, an Illinois corporation (the "Adviser").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940 (the "1940 Act"), the units of beneficial interest ("Shares") of which are registered under the Securities Act of 1933 (the "1933 Act"); and

         WHEREAS, the Fund is authorized to issue Shares in separate series with each such series representing the interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Fund currently offers Shares in four (4) portfolios, the Wayne Hummer Growth Fund portfolio ("Growth Fund"), the Wayne Hummer Income Fund portfolio ("Income Fund"), the Wayne Hummer Money Market Fund portfolio ("Money Market Fund") and the Wayne Hummer CorePortfolio Fund portfolio ("CorePortfolio Fund") (hereinafter collectively referred to as the "Initial Portfolios" and, together with any other portfolios of the Fund which may be established later and served by the Adviser hereunder, collectively as the "Portfolios" and individually as a "Portfolio"); and

         WHEREAS, the Fund desires at this time to retain the Adviser to render investment advisory and managerial services to the Fund, and the Adviser is willing to render such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1.  Initial Appointment of Adviser. The Fund hereby appoints the
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Adviser to act as investment adviser to the Initial Portfolios for the period and on the terms set forth herein. The Adviser accepts such appointment and agrees to render the services set forth herein, for the compensation herein provided.

         2.  Subsequent Appointments of Adviser. In the event that the Fund
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establishes one or more portfolios other than the current Initial Portfolios with respect to which it desires to retain the Adviser to render investment advisory and managerial services hereunder, the Fund shall so notify the Adviser in writing. If the Adviser is willing to render services to such portfolio or portfolios hereunder, it shall so notify the Fund of its acceptance in writing. Thereafter, upon approval by the initial shareholder(s) of such portfolio or portfolios, such portfolio or portfolios shall become a Portfolio or Portfolios hereunder.

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      3.  Duties of and Expenses Borne by the Adviser. Subject to the general
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supervision of the Trustees of the Fund, the Adviser shall manage the investment operations of the Portfolios and the composition of the Portfolios' assets, including the purchase, retention and disposition thereof, in accordance with the investment objectives, policies and restrictions of the respective Portfolio as stated in the Fund's Prospectus and subject to the following understandings:

          (a) The Adviser shall use the skill and care in the management of the Portfolios as is required to be used in the discharge of fiduciary duties under the 1940 Act, the Investment Advisers Act of 1940, the 1933 Act and the Internal Revenue Code of 1986, as each may be amended from time to time.

          (b) The Adviser shall provide supervision of Portfolio assets; furnish a continuous investment program for such Portfolio; determine from time to time what investments or securities will be purchased, retained or sold by the Portfolio and what portion of the assets will be invested or held uninvested as cash.

          (c) The Adviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Agreement and Declaration of Trust ("Trust Agreement), By-Laws, Registration Statement and Prospectus for the Fund and with the instructions and directions of the Trustees of the Fund, and will comply with and conform to the requirements of the 1940 Act, the Investment Advisers Act of 1940, the 1933 Act and the Internal Revenue Code of 1986 (applicable to the Fund as a regulated investment company or otherwise), as each may from time to time be amended, and all other applicable federal and state laws, regulations and rulings.

          (d) The Adviser shall determine the securities to be purchased or sold by each Portfolio and will place orders in accordance with the practices set forth in the Fund's Registration Statement, as amended from time to time, including without limitation the aggregation of orders and the selection of broker-dealers that supply research service to the Adviser.

          (e) The Adviser shall render to the Trustees of the Fund such periodic and special reports as the Trustees may reasonably request.

          (f) The services of the Adviser to the Portfolio under this Agreement are not to be deemed exclusive and the Adviser shall be free to render similar or other services in the future to the Fund or to others so long as its services under this Agreement are not impaired thereby.

          (g) The Adviser shall provide the Fund with, or obtain for it, adequate office space and such basic office equipment and services including furnishings, telephone service, heat, utilities, stationery supplies and similar items as may reasonably be necessary for managing the Portfolios and conducting the business of the Fund (other than the distribution of the Fund Shares and the furnishing of shareholder services) as well as employing or providing and compensating officers and other personnel for the management of the Portfolios.

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          (h)    The Adviser shall arrange, but not pay for, the computation of the net asset value of the Portfolios as provided in the Fund's current Prospectus and bookkeeping services related thereto.

          (i) The Adviser shall arrange, but not pay for, the periodic updating of the Registration Statement, Prospectus and supplements thereto, proxy materials, tax returns, reports to the Fund's shareholders and filings with and reports to the Securities and Exchange Commission ("SEC") and state securities authorities.

          (j) The Adviser shall pay any salaries and fees of any officers of the Fund and salaries and fees of all Trustees of the Fund who are officers, directors, employees or control persons of the Adviser and of all other personnel of the Adviser performing services relating to research, statistical and investment activities.

      4.  Expenses Borne by the Fund. It is expressly understood that the Fund
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will pay all its expenses other than those expressly stated to be payable by the
Adviser pursuant to paragraph 3 hereunder, unless otherwise agreed in writing, which expenses payable by the Fund shall include, without limitation:

          (i) all federal, state and local or other governmental agency taxes or fees levied against the Fund;

          (ii)   costs, including the interest expense, of borrowing money;

          (iii) brokerage commissions and other transaction costs in connection with the purchase or sale of Portfolio securities by the Adviser for the Fund;

          (iv) fees and expenses of its Trustees (other than those who are officers, directors, employees or control persons of the Adviser);

          (v) expenses incident to holding meetings of the Fund's shareholders, including proxy solicitations of the Fund or its Board of Trustees with respect thereto, and meetings of the Board of Trustees and committees of the Board of Trustees;

          (vi) fees and expenses in connection with legal services rendered to the Fund, the Board of Trustees of the Fund and duly appointed committees of the Board of Trustees of the Fund, including fees and expenses of special counsel to those Trustees who are not "interested persons" (as defined in the 1940 Act) of the Fund and litigation;

          (vii)  audit and accounting expenses of the independent auditors;

          (viii) custodian, transfer and dividend-paying agent fees and expenses and shareholder service expenses;

          (ix) fees and expenses related to the registering, qualifying and maintaining registration and qualification of the Fund and its Shares for distribution under federal, state and other applicable laws;

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          (x)    fees and expenses incident to preparation and filing reports with regulatory agencies;

          (xi) expenses of preparation, printing (including typesetting) and mailing prospectuses, shareholder reports, proxy materials and notices to shareholders of the Fund;

          (xii) premiums for insurance carried by the Fund pursuant to the requirements of Section 17(g) of the 1940 Act, or otherwise required by law or deemed desirable by the Board of Trustees;

          (xiii) fees and expenses incurred in connection with any investment company organization or trade association of which the Fund may be a member;

          (xiv) costs and expenses incurred for promotion or advertising of Fund Shares, but only pursuant to a plan duly adopted in accordance with Rule 12b-1 under the 1940 Act and to the extent that such plan may from time to time provide;

          (xv)   expenses related to issuance or redemption of Fund Shares; and

          (xvi) expenses incident to the computation of the Fund's net asset value.

      5.  Books and Records. The Adviser agrees that all records which it
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maintains for the Fund are the property of the Fund and it will surrender promptly to the Fund any of such records upon the Fund's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 promulgated under the 1940 Act and such records as are required to be maintained by Rule 31a-1 under said Act.

      6.  Compensation. Subject to the provisions of paragraph 7 of this
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Agreement, each Portfolio will pay to the Adviser for the services provided and the expenses assumed by the Adviser pursuant to the Agreement, as full compensation therefor, a fee based on average daily net assets of each Portfolio, computed and accrued daily and paid monthly at the following annual rates:

          (i)    For the Growth Fund:

                 .80 of 1% of the first $100 million of
                 average daily net assets; plus

                 .65% of 1% of the next $150 million of
                 average daily net assets; plus

                 .50 of 1% of the average daily net assets in excess of $250 million

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          (ii)  For the Income Fund

                .50 of 1% of the first $250 million of
                average daily net assets; plus

                .30 of 1% of the average daily net assets in excess of $250 million

          (iii) For the Money Market Fund:

                  Portion of Average Daily Net Assets              Fee
                  -----------------------------------              ---
                         of Money Market Fund
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                Up to $500 million                                 0.50%

                In excess of $500 million but                     0.425%
                not exceeding $750 million

                In excess of $750 million but                     0.375%
                not exceeding $1 billion

                In excess of $1 billion but                       0.350%
                not exceeding $1.5 billion

                In excess of $1.5 billion but                     0.325%
                not exceeding $2 billion

                In excess of $2 billion but                       0.300%
                not exceeding $2.5 billion

                In excess of $2.5 billion                         0.275%

          (iv)  For the CorePortfolio Fund, .40% of
                average daily assets.

     In addition to the compensation provided above, each Portfolio shall reimburse the Adviser on a monthly basis for those expenses that each Portfolio has agreed to bear pursuant to the provisions of paragraph 4 of this Agreement, which expenses may from time to time be incurred by the Adviser for the benefit of such Portfolio in the performance of the Adviser's duties pursuant to paragraph 3 hereunder.

     7.   Expense Limitation. In the event the operating expenses of a
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particular Portfolio of the Fund, including all investment advisory and administrative fees with respect to such Portfolio, for any fiscal year (pro rated appropriately in the event that the first fiscal year of such Portfolio is for less than 12 calendar months) ending on a date on which this Agreement is in effect exceed (a) 1.5% of the Portfolio's average daily net assets in the case of the Growth Fund and the Income Fund, (b) 1% in the case of the Money Market Fund and (c) .75 of 1% in the case

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of the CorePortfolio Fund, the Adviser shall reduce its investment advisory fee to the extent of its share of such excess expenses and, if required, pursuant to any such laws or regulations, will reimburse such Portfolio for its share of annual operating expenses (as appropriately pro rated ) in excess of any expense limitation that may be applicable; provided, however, there shall be excluded from such expenses the amount of any interest, taxes, brokerage commissions, and extraordinary expenses (including, but not limited to, legal claims and liability and litigation costs and any indemnification related thereto) paid or payable by the Fund and allocable to such Portfolio. Such reduction, if any, shall be computed and accrued daily, shall be settled on a monthly basis and shall be based upon the expense limitation applicable to the Portfolio as of the end of the last business day of the month.

     8.  Limitation of the Adviser's Liability. Subject to Section 36 of the
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1940 Act, neither the Adviser nor any of its agents or employees shall be liable for any error of judgment or mistake of law or for any loss suffered by any Portfolio in connection with the matters to which this Agreement relates, except liability to the Fund or the shareholders to which the Adviser would otherwise be subject by reason of the Adviser's willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

     9.  Effectiveness, Duration and Termination. This Agreement, unless sooner
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terminated as provided herein, shall become effective as of April 2, 2002, and shall remain in force until July 31, 2003. Thereafter, this Agreement shall continue in force from year to year, but only so long as such continuance is specifically approved for each Portfolio at least annually in the manner required by the 1940 Act and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved for a certain Portfolio, the Adviser may continue to serve in such capacity for such Portfolio in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder. This Agreement may also be terminated with respect to all or any of the Portfolios (i) by the Fund at any time, without the payment of any penalty, upon sixty (60) days' written notice to the Adviser, by the affirmative vote of a majority of the Trustees of the Fund or by the affirmative vote of a majority of the outstanding Shares (as defined in the 1940
Act) representing the interests in each Portfolio with respect to which this Agreement is to be terminated or (ii) by the Adviser at any time, without the payment of any penalty, upon sixty (60) days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment, as such term is defined in the 1940 Act.

     10. Status of Adviser as Independent Contractor. The Adviser shall for all
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purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trustees of the Fund from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     11. Amendment of Agreement. This Agreement may be amended by mutual
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consent, but the consent of the Fund must be (a) by vote of a majority of those
Trustees of the Fund who are not parties to this Agreement or "interested persons," as such term is defined in the 1940 Act, of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) as to each Portfolio affected by the amendment by vote of a majority of the outstanding Shares (as defined in the 1940 Act) representing the interests in such Portfolio.

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     12. Limitation of Liability. This Agreement is executed by or on behalf of
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the Fund, and the Adviser is hereby expressly put on notice of the limitation of shareholder liability, as set forth in the Trust Agreement, and agrees that the obligations assumed by the Fund pursuant to this Agreement shall be limited in all cases to the Fund and its assets. The Adviser shall not seek satisfaction of any such obligations from the shareholders or any shareholder of the Fund. In addition, the Adviser shall not seek satisfaction of any such obligations from the Trustees or officers of the Fund or any individual Trustee or officer.

     13. Miscellaneous. The captions of this Agreement are included for
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convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with applicable federal law and, except as to paragraph 12 hereof which shall be construed in accordance with the laws of the Commonwealth of Massachusetts, the laws of the State of Illinois and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, subject to paragraph 9 hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.


ATTEST:                                 WAYNE HUMMER INVESTMENT TRUST


/s/ Robert J. Moran                     By: /s/ Thomas J. Rowland
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Its    Secretary                        Its     President
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ATTEST:                                 WAYNE HUMMER MANAGEMENT COMPANY


/s/ Mark H. Dierkes                     By: /s/ David P. Poitras
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Its    Secretary                        Its     Vice President
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